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                                                                   EXHIBIT 10.28



                              AMENDED AND RESTATED
                          STOCKHOLDER RIGHTS AGREEMENT

        This Amended and Restated Stockholder Rights Agreement (the "Agreement") is made effective as of January 12, 1998 by and among Abgenix, Inc. (the "Company"), and the holders of Preferred Stock listed on Exhibit A attached hereto.

                                    RECITALS

        WHEREAS, the Company and certain holders of the Company's Series A Preferred Stock and Series B Preferred Stock entered into a Stockholders Rights Agreement, dated December 23, 1997 (the "Original Agreement");

        WHEREAS, the Company will sell and issue Series C Preferred Stock to Pfizer, Inc. pursuant to the Series C Preferred Stock Purchase Agreement, of even date herewith; and

        WHEREAS, the Company and the other parties to the Original Agreement desire to amend and restate the Original Agreement to include the Series C Preferred Stock as Registrable Securities.

        Now, therefore, the parties agree as follows:

        1.     Registration Rights.

               1.1    Definitions.

                      (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                      (b) The term "Registrable Securities" means (1) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock, excluding in all cases, however, (i) any Registrable Securities sold by a holder of Registrable Securities in a transaction in which such holder's rights under this Section 1 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                      (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.



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                      (d) The term "Holder" means any person who is a party to
this agreement owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof; and

                      (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                      (f) The term "Act" shall mean the Securities Act of 1933, as amended.

               1.2    Request for Registration.

                      (a) If the Company shall receive at any time, a written request from either (i) the Holders of at least 50% of the Registrable Securities then outstanding (including securities con vertible into Registrable Securities) or (ii) the Holders of at least 50% of the outstanding shares of the Series B Preferred Stock (or Common Stock issued or issuable upon conversion of the Series B Preferred Stock), that the Company file a registration statement under the Act covering the registration of Registrable Securities, with an anticipated aggregate offering price, net of underwriting discounts and commissions, which would exceed $5,000,000, then the Company shall, within ten
(10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), use its diligent best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty
(20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

                             (i)    During the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date 180 days immediately following the effec tive date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                             (ii) After the Company has effected two such
registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective;

                             (iii) If the Company shall furnish to such Holders
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2(a) shall be deferred for a period not to exceed 90 days from the date of receipt of written



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request from the Holders; provided, however, that the Company may not utilize the right under this Section 1.2(a) more than once in any twelve-month period.

                      (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an under writing, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwith standing any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writ ing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be under written pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

               1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock benefit plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement cover ing the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

               1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.



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                      (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and any amendment of or supplement thereto, in conformity with the require ments of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (d) Cause such Registrable Securities to be registered pursuant to these provisions to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                      (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be rea sonably requested by the Holders, provided that the Company shall not be required in connection there with or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing under writer(s) of such offering. Each Holder participating in such underwriting shall also enter into and per form its obligations under such an agreement provided that such underwriting agreement shall not pro vide for indemnification or contribution obligations on the part of the holders greater than the obligations set forth in Section 1.10(b).

                      (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

                      (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.



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               1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and dis bursements (not to exceed $15,000) of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to
Section 1.2; pro vided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

               1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements (not to exceed $15,000) of one counsel for the selling Holders selected by them, but excluding underwriting dis counts and commissions relating to Registrable Securities.

               1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offer ing by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in
Section 1.10(b). If the total amount of securities, including Registrable Securities, requested by stock holders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other



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proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offer ing of the Company's securities in which case the selling stockholders may be excluded entirely if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of apportionment, any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

               1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue state ment or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written infor mation furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.



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                      (b) To the extent permitted by law, each selling Holder
will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any under writer, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                      (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representa tion of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party repre sented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                      (d) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:



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                      (a) make and keep public information available, as those
terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                      (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                      (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                      (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regula tion of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               1.12 Form S-3 Registration. In case the Company shall receive from any Holder(s) of the Company's Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), the Company will:

                      (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                      (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder(s) joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registra tion, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000; (3) if the Company shall fur nish to the Holders a certificate signed by the President of the Company stating that in the good faith



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judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this
Section 1.12; pro vided, however, that the Company shall not utilize the right under this Section 1.12(b) more than once in any twelve (12) month period; (4) if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12 in any twelve (12) month period; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                      (c) If the Holders requesting registration pursuant to this Section 1.12 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in Section 1.12(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an under writing agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.12, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the num ber of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                      (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practi cable after receipt of the request or requests of the Holders. The Company shall pay all expenses incurred in connection with registrations requested pursuant to Section 1.12, including (without limita tion) all registration, filing, qualification, printer's and accounting fees and the fees and disbursements (not to exceed $15,000) of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities. Registra tions effected pursuant to this Section 1.12 shall not be counted as demands for registration or registra tions effected pursuant to Sections 1.2 or 1.3, respectively.

               1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who acquires at least 250,000 shares of Registrable Securities, provided the Company is, within a rea sonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and pro-



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vided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwith standing the above, such rights may be assigned by a Holder to (i) a limited partner, general partner or other affiliate of a Holder or (ii) any family member of a Holder or any trust for the benefit of a Holder or a family member of a Holder, regardless of the number of shares acquired by such Transferee.

               1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included.

               1.15 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities) hereby agrees that, during a period not to exceed 180 days, following the effective date of a registration state ment of the Company filed under the Act, it shall not, to the extent agreed upon by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to a transferee who agrees to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                      (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                      (b) all officers, directors and other 5% stockholders of the Company enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               1.16 Termination of Registration Rights. No stockholder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of Common Stock pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.



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        2.     Right of First Offer.

               2.1 Grant of Right. Subject to the terms and conditions specified in this Section 2, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Future Shares (as hereinafter defined). For purposes of this
Section 2, a Major Investor shall mean any Holder holding an aggregate of at least 250,000 shares of Registrable Securities on the date of any future sale of Future Shares.

               2.2 Future Shares. "Future Shares" shall mean shares of any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided however, that "Future Shares" do not include (i) shares of Series A, Series B or Series C Preferred Stock (ii) shares of Series A Preferred Stock issued or issuable upon the exercise of a warrant issued to Cell Genesys, Inc. on January 23, 1997,
(iii) shares of Series A Preferred Stock issued or issuable upon the exercise of a warrant issued to Cell Genesys, Inc. on March 27, 1997, (iv) shares of Series A Preferred issued or issuable upon the conversion of a Convertible Promissory
Note issued to Cell Genesys, dated July 15, 1996, (v) shares of Series A Preferred Stock issued or issuable upon the conversion of convertible promissory notes issued to Cell Genesys, pursuant to the Line of Credit from Cell Genesys, effective as of November 1, 1997, (vi) shares of Common Stock issued or issuable upon the conversion of the Series A, Series B or Series C Preferred Stock, (vii) securities offered pursuant to a registration statement filed under the Act,
(viii) all shares of Common Stock hereafter issued or issuable to officers, directors, employees or consultants of the Company pursuant to any employee or consultant stock offer ing, plan or arrangement approved by the Board of Directors of the Company, (ix) securities issued pur suant to agreements to license technology approved by the Board of Directors of the Company, (x) securities issued pursuant to the acquisition of another business by the Company by merger, purchase of substantially all assets or other reorganization whereby the Company or its stockholders own more than 50% of the surviving or successor corporation, (xi) securities issued pursuant to any rights or agree ments, provided that the right of first refusal established by this Section 2 applied with respect to the ini tial offer of such rights or agreements, and (xii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

               2.3 Notice. In the event the Company proposes to offer any of its Future Shares, the Company shall first make an offering of such Future Shares to each Major Investor in accordance with the following provisions:

                      (a) The Company shall deliver a notice by certified mail (the "Notice") to the Major Investors stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered,
(iii) the price, if any, for which it proposes to offer such Future Shares, and
(iv) a statement as to the number of days from receipt of such Notice within which the Investor must respond to such Notice.

                      (b) Within 20 calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Future Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon con version of convertible securities issued and outstanding. The Company shall promptly, in writing, inform each Major Investor which purchases all the Future Shares available to it (the "Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Future Shares offered to the Major Investors which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               2.4 Sale after Notice. If all such Future Shares referred to in the Notice are not elected to be obtained as provided in Section 2.3 hereof, the Company may, during the 90-day period following the expiration of the period provided in Section 2.3 hereof, offer the remaining unsubscribed Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               2.5 Expiration. The right of first offer to acquire future shares granted under this Section 2 shall expire for each Major Investor on the date which such Major Investor no longer holds a minimum of 250,000 shares of Registrable Securities of the Company.

               2.6 Assignment. The right of first offer granted under this
Section 2 is assignable by the Major Investors to any transferee of a minimum of 250,000 shares of Registrable Securities.

               2.7 Termination of Rights. No stockholder shall be entitled to exercise any right provided for in this Section 2 (i) upon the consummation of the sale of securities pursuant to a registra tion statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) when the Company first becomes sub ject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

        3. Prior Registration Rights and Right of First Refusal. Each undersigned Holder who is entitled to registration rights and a right of first refusal pursuant to the Company's Original Agreement hereby agrees on behalf of all holders of such registration rights and right of first refusal that they shall be amended and superceded in their entirety and the registration rights under Section 1 of this Agreement and the right of first offer under Section 2 of this Agreement shall be substituted.

        4.     Legend.

               (a) Each certificate representing the Registrable Securities owned by a Holder shall be endorsed with the following legend (the "Legend"):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
               SUBJECT TO THE TERMS OF A STOCKHOLDERS RIGHTS
               AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON
               WRITTEN REQUEST TO THE COMPANY."

               (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Investor Shares theretofore represented by a certificate carrying the Legend.

        5.     Miscellaneous Provisions.

               5.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities; provided, however, that, so long as more than 250,000 shares of Series B Preferred Stock are outstanding, this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Series B Preferred Stock then outstanding (or the Common Stock issued or issuable upon conversion of the Series B Preferred Stock). Any amendment or waiver effected in accordance with this Section 4.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

               5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon per sonal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed: (a) if to the Company, at 7601 Dumbarton Circle, Fremont, California 94555 (or at such other address as the Company shall have furnished to the Holders in writing) attention of President and (b) if to a Holder, at the latest address of such person shown on the Company's records.

               5.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

               5.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

               5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

               5.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               5.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

               5.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

               5.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

               5.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.



              [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

ABGENIX, INC.


/s/ Kurt Leutzinger
----------------------------------------
Kurt Leutzinger, Chief Financial Officer





ABGENIX, INC. STOCKHOLDERS RIGHTS
AGREEMENT SIGNATURE PAGE

Pfizer Inc.

By:     /s/ [unreadable]
   --------------------------------
Title:  Vice President
      -----------------------------





ABGENIX, INC. STOCKHOLDERS RIGHTS
AGREEMENT SIGNATURE PAGE

                                    EXHIBIT A

                                                                               SHARES OF
                         STOCKHOLDER                                         PREFERRED STOCK
=============================================================               =================
SERIES A PREFERRED STOCK

Cell Genesys, Inc                                                             4,416,667

SERIES B PREFERRED STOCK

Bayview Investors, LTD                                                           56,280
Behrens, Mary Kathleen                                                           15,385
Biotechvest L.P.                                                                 46,154
Boston Safe Deposit and Trust Company as Trustee for U S WEST Benefit
Assurance Trust                                                                  38,462
Boston Safe Deposit and Trust Company as Trustee for U S WEST Pension
Trust                                                                           115,386
Crossover Fund II, L.P.                                                         224,145
Crossover Fund IIA, L.P.                                                         67,663
Curran Partners, L.P.                                                            30,769
Discovery Fund, L. P., The                                                       42,307
Eaton Vance Worldwide Health Sciences Fund, Inc.                                276,923
EGS Private Healthcare Partnership, L.P.                                         91,256
EGS Private Healthcare Counterpart, L.P.                                         16,436
Farley Industries Pension Trust f/b/o/ the Retirement Program of Farley Inc.     46,154
Farley, William F.                                                               30,769
Finsbury Worldwide Pharmaceutical Trust PLC                                     184,615
Fruit of the Loom, Inc. Senior Executive Officer Deferred Compensation Trust     30,769
Healthcare Emerging Growth Fund                                                  15,385
KCM Biomedical, L.P.                                                             74,912
Lombard Odier & Co.                                                             384,614
Kucherlapati, Raju                                                               10,000
Maroun, Pasena D.                                                               153,846
New York Life Insurance Company                                                 307,692
Olleana Corporation                                                              30,769
Omega Ventures II Cayman, L.P.                                                   87,064
Omega Ventures II, L.P.                                                         334,079
Pharos Genesis Fund Limited                                                      76,923
S-E Banken - Luxembourg, S. A.                                                   69,227
S-E Banken - Lakemedelsfond                                                     392,305
Seedling Fund, L.P., The                                                         17,396

SERIES C PREFERRED STOCK

Pfizer Inc.                                                                     160,000





ABGENIX, INC. STOCKHOLDERS RIGHTS
AGREEMENT SIGNATURE PAGE